Exhibit 1.2


                          CHANGE IN CONTROL AGREEMENTS
                             PARTICIPANTS (24 MONTH)


OFFICERS
--------
Mary S. Alexander
Kimball Bannister, III
Larry W. Beckner
John H. Gleason
LeRoy C. Hanneman Jr.
Scott K. Higginson
Robertson C. Jones
Thomas E. Lucas
Anne L. Mariucci
Helen M. McEnerney
Donald V. Mickus
Gary L. Newman
Frank D. Pankratz
Scott J. Peterson
David E. Rau
David G. Schreiner
Gary C. Schulke
M. Lynn Schuttenberg
John A. Spencer
Robert R. Wagoner
Scott C. Widener